Exhibit 99.1

Commerce Union Bancshares, Inc. Adds Eddie Gammon

As Executive Vice President of Operations

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Brentwood, Tenn. – (March 17, 2016) – Commerce Union Bancshares, Inc. (Nasdaq – CUBN) announced today that it hired Eddie Gammon as Executive Vice President of Operations for Reliant Bank, its wholly-owned subsidiary.

“We are pleased to announce that Eddie Gammons has joined Reliant Bank as Executive Vice President of Operations,” stated DeVan Ard, President and Chief Executive Officer of Reliant Bank and President of Commerce Union Bancshares, Inc. “He brings over 30 years of experience in the banking industry including bank operations, treasury management, risk mitigation, payment, project and product management, process improvement, technology and systems conversions. He has a proven track record in driving the operational success of banking organizations though implementation of new processes to achieve efficiency and reduce expenses.”

Commenting on the announcement, William R. DeBerry, Chairman and Chief Executive Officer, said, “Eddie brings significant expertise in the management of mergers, acquisitions, and core system conversions. While serving as Senior Vice President of Operations at Iberiabank, he directed and led 10 successful integration, merger and conversion efforts for treasury management, deposit operations and items processing. With Commerce Union’s goal of expanding in the middle Tennessee market, we expect Eddie’s expertise to be extremely valuable in facilitating this growth.”

Eddie Gammons is a Certified Treasury Professional® (CTP). A graduate of the University of New Orleans with a BS in Management, he started his banking career at Whitney Bank in New Orleans. He later served in senior management roles at Iberiabank (Lafayette, LA), Home Bank (Lafayette, LA) and most recently at Avenue Bank (Nashville, TN) where he served as Senior Vice President – Director of Deposit Operations. He is also a member of the Association of Financial Professionals.

Contacts:

DeVan Ard, President, Commerce Union Bancshares, Inc.; President and Chief Executive Officer, Reliant Bank (615.221.2020)

Ron DeBerry, Chairman and Chief Executive Officer, Commerce Union Bancshares, Inc. (615.433.7200)

About Commerce Union Bancshares, Inc. and Reliant Bank

Commerce Union Bancshares, Inc. (NASDAQ: CUBN) is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Rutherford, Sumner and Williamson Counties, Tennessee through its wholly-owned subsidiary Reliant Bank. Reliant Bank is

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Commerce Union Bancshares, Inc. Adds Eddie Gammon As Executive Vice President of Operations

March 17, 2016

a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. For additional information, locations and hours of operation, please visit our websites found at www.commerceunion.bank and www.reliantbank.com.

Forward-Looking Statements

Statements in this press release relating to Commerce Union Bancshares Inc.’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. The Company’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including those related to the combination of Commerce Union Bank and Reliant Bank following the merger. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the joint Form S-4 and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and the Company does not assume any responsibility to update these statements.

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